UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014 (June 5, 2014)

Universal Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 897-1980

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2014 Universal Capital Management, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to:

1.

Effect a one-for-five (1:5) reverse split of its common stock.

2.

Fix the number of authorized shares of common stock after the Reverse Split at one hundred and fifty million (150,000,000) shares of common stock.

3.

Authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Preferred Stock”), to be issued in series, and all properties of such Preferred Stock to be determined by the Company’s Board.

The Certificate of Amendment will become effective at 5:00 p.m. EST on June 18, 2014.

As described in the Company's Definitive Information Statement filed with the Securities and Exchange Commission on May 29, 2014, the Company’s board of directors (“Board”) and stockholders owning a majority of the shares of the Company’s outstanding common stock approved an amendment to the Company’s Certificate of Incorporation to:

1.

 authorize, but not require, the Board to amend our Certificate of Incorporation (the “Amendment”) to effect a reverse split of our common stock at a ratio of not less than one-for-three (1:3) nor more than one-for-seven (1:7), or not at all.

2.

fix the number of authorized shares of common stock after the Reverse Split at one hundred and fifty million (150,000,000) shares of common stock, which change will result in an increase in the authorized number of shares of common stock.

3.

authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Preferred Stock”), to be issued in series, and all properties of such Preferred Stock to be determined by the Company’s Board.

As a result of the reverse stock split, every five (5) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Beginning with the opening of trading on June 19, 2014, the Company’s common stock will trade on the OTCQB on a reverse stock split adjusted basis with the new CUSIP number of 913393203 and it will trade on the OTCQB with a "D" added to the symbol (UCMTD), for 20 trading days beginning June 19, 2014 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol "SMTP" after the 20-trading day period has expired.

No fractional shares will be issued in connection with the reverse stock split. In accordance with the Certificate of Amendment, the Company’s stockholders who would have otherwise been due a fractional share will receive a full share. Proportional adjustments will be made to the Company’s outstanding warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the reverse stock split.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By:	/s/Michael D. Queen
Michael D. Queen, CEO

Dated: June 6, 2014